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                                                                   EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Kulicke and Soffa Industries,
Inc.

In our opinion, based upon our audit and the report of other auditors, the consolidated financial statements appearing on pages F-3 through F-20 of the 1994 Annual Report on Form 10-K of Kulicke and Soffa Industries, Inc. and as restated under the first paragraph of Item 5(b) of this Form 8-K present fairly, in all material respects, the financial position of Kulicke and Soffa Industries, Inc. and its subsidiaries at September 30, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Kulicke and Soffa (Israel) Ltd., a wholly-owned subsidiary, which consolidated statements reflect, before adjustments to eliminate intercompany activity, total assets of $17,906,000 and $13,678,000 at September 30, 1994 and 1993, respectively, and net sales of $27,864,000, $23,629,000 and $24,978,000 for the three years in the period ended September 30, 1994. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Kulicke and Soffa (Israel) Ltd., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP


Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
November 15, 1994, except as to the first paragraph of Item 5(b) of this Form 8-K which is as of September 14, 1995